SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 22, 1997
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                                 MGI PROPERTIES
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             (Exact name of registrant as specified in its charter)


    Massachusetts                  1-6833                 04-6268740
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(State or other jurisdiction    (Commission             (IRS Employer
   of incorporation)            File Number)          Identification No.)


                One Winthrop Square, Boston, Massachusetts 02110
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (617) 422-6000
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Item 5.  Other Events.
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          On January 22, 1997, MGI Properties (the "Trust") entered into an
Underwriting Agreement (the "Underwriting Agreement") with Alex. Brown & Sons Incorporated, Davenport & Co. of Virginia, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated (collectively, the "Underwriters") for the sale of an aggregate of 2,000,000 of the Trust's Common Shares, $1.00 par value (the "Common Shares"), at a price of $22.00 per share. The Underwriting Agreement also grants to the Underwriters an option to purchase up to 300,000 additional Common Shares, solely to cover over-allotments, if any. The securities were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File No. 333-15245), which was declared effective on December 13, 1996, for up to $100 million of securities of the Trust.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits.
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        Exhibit No.                         Exhibits
        -----------                         --------

          1.1 Underwriting Agreement dated January 22, 1997, by and among MGI Properties and Alex. Brown & Sons Incorporated, Davenport & Co. of Virginia, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated.



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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MGI PROPERTIES
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                                            (Registrant)



Dated: January 22, 1997            By: /s/ Philip C. Vitali
                                       --------------------
                                       Name:  Phillip C. Vitali
                                       Title: Executive Vice President and
                                              Treasurer
                                              (Chief Financial Officer)


Dated: January 22, 1997            By: /s/ David P. Morency
                                        --------------------
                                       Name:  David P. Morency
                                       Title: Controller
                                       (Principal Accounting Officer)


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